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                                                                  EXHIBIT 10.26
                         CORPORATE GOVERNANCE AGREEMENT

      THIS CORPORATE GOVERNANCE AGREEMENT ("Agreement") is entered into this ___ day of May, 1998 among Geotrac, Inc., a Florida corporation ("Geotrac"), Daniel
J. White ("White") and Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG").

                                    RECITALS

      A. Geotrac, Inc., an Ohio corporation, White, Sandra White, Bankers Hazard Determination Services, Inc., a Florida corporation ("Bankers"), IMSG and Bankers Insurance Group, Inc., a Florida corporation have entered into a Merger Agreement dated as of May 12, 1998 (the "Merger Agreement").

      B. Pursuant to the Merger Agreement, Geotrac merged into and with Bankers with Bankers being the surviving corporation and changing its name to Geotrac (the "Company").

      C. IMSG owns one hundred percent (100%) of the issued and outstanding stock of the Company.

      D. White is a shareholder of IMSG.

      E. Geotrac and White have concurrently herewith entered into an Employment Agreement dated as of the date hereof pursuant to which the Company has employed White to serve as President and Chief Executive Officer of the Company (the "Employment Agreement").

      F. The parties hereto desire to enter into this Agreement in order to confirm their understanding of the terms and conditions pursuant to which the Company will be operated.

      NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Articles of Incorporation and By-Laws. The Company's Amended and Restated Articles of Incorporation and By-Laws shall be adopted in the form of Exhibit A and Exhibit B attached to this Agreement.

      2. Directors; Related Matters. For so long as White owns shares of capital stock of IMSG or owns shares of capital stock of the Company or has an option to acquire shares of capital stock of the Company:

         (a) IMSG will vote all shares of the Company (the "Shares") to fix and maintain the number of directors on the Board of Directors of the Company (the "Board") at five (5).

         (b) IMSG will vote the Shares to elect as directors of the Company two
(2) persons designated by White ("White Directors"). In the event a White Director ceases to serve on the Board, White may designate a replacement director, and IMSG will vote all Shares to elect the designated replacement director to the Board. After the fourth anniversary of the date of this

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Agreement, any White Director designated by White (other than White) shall be a person reasonably acceptable to IMSG.

         (c) The following matters will require the unanimous approval of the
Board:

               (i) Any sale of the Shares or issuance of additional equity securities, or securities convertible into or exercisable or exchangeable for equity securities of the Company;

               (ii) Any sale of assets of the Company outside of the ordinary course of business or sale of its capital stock to anyone other than an affiliate. Notwithstanding the foregoing, a sale of assets or capital stock of the Company may be made without the unanimous approval of the Board, provided, however, that White shall have first been offered the option to purchase any assets or capital stock to be sold. White shall provide the Company with written notice the exercise of his option to purchase any such assets or capital stock of the Company within thirty (30) days of White's receipt of written terms of the proposed sale;

               (iii) The relocation of a significant portion of the Company's operations, of the headquarters of the Company or the Company's executive officers outside of the Norwalk, Ohio area;

               (iv) Entering into new agreements or amending or refinancing any agreements pertaining to indebtedness for borrowed money;

               (v) Making advances or loans to any party, other than to employees of the Company, in the ordinary course of business;

               (vi) Any modification of compensation of executive officers or directors of the Company;

               (vii) Any agreement of IMSG, any of its subsidiaries or parent or any of their affiliates, to provide services to the Company;

               (viii) Any payment of management or other similar fees, including allocation of corporate expenses, to IMSG, any of its subsidiaries or parent or any of their affiliates other than the actual cost of services provided by IMSG or its affiliates to the Company;

               (ix)   Merging or consolidating with any other person or entity;

               (x) Making distributions, including dividends or any redemption of capital stock of the Company, the value of which may not exceed 25% of the prior


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          fiscal year earnings less reasonable reserves for cash flow for operations, capital expenditures and growth.

         (d) White hereby agrees that on any Board actions requiring the unanimous consent specified in Paragraphs 2(c) and (f) hereof, other than Paragraph 2(c)(iii), that White's consent will not be unreasonably withheld.

         (e) Any termination of White as an employee of the Company, with or without Cause (as defined in the Employment Agreement) shall require the vote of four (4) out of five (5) members of the Board.

         (f) The Articles of Incorporation and By-Laws of the Company may not be amended without the prior written consent of the White Directors.

      3. Severability. If any provision of this Agreement is held invalid, unenforceable, or void by a court of competent jurisdiction, this Agreement shall be considered divisible as to such provision, and the remainder of the Agreement shall be valid and binding as though such provision were not included in this Agreement.

      4. Termination. This Agreement shall terminate upon the occurrence of any of the following events:

         (a) Cessation of the Company's business;

         (b) Bankruptcy, receivership or dissolution of the Company;

         (c) The voluntary agreement of all of the parties bound by the terms of this Agreement;

         (d) Death or Permanent Disability of White; or

         (e) White voluntarily resigns from his position as a member of the Board of Directors or ceases to own shares of capital stock of IMSG or shares of capital stock of the Company or an option to acquire shares of capital stock of the Company.

For purposes of this Agreement "Permanent Disability" if due to illness or injury, either physical or mental, White has been substantially unable to perform his customary duties as a Director of the Company for a period of one hundred eighty (180) consecutive days or an aggregate of one hundred eighty
(180) days within a period of 365 consecutive days, provided the Company has given White thirty (30) days written notice of potential termination of this Agreement, and within said thirty (30) day period after written notice of termination had been given, White has not returned to the reasonable full-time performance of his duties as a Director of the Company.


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      5. Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

      6. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid, or (iii) sent via a nationally recognized overnight courier service or (iv) sent via facsimile confirmed in writing to the recipient in each case as follows:

      If to the Company or White:

             Geotrac, Inc.
             3900 Laylin Road
             Norwalk, Ohio 44057
             Attention: Daniel J. White
             Telephone (419) 668-8899
             Telecopy: (419) 668-9266

      with a copy to:

             Benesch, Friedlander, Coplan & Aronoff LLP
             2300 BP America Building
             200 Public Square
             Cleveland, Ohio 44114
             Attention: Ira Kaplan, Esq.
             Telephone (216) 363-4567
             Telecopy: (216) 363-4588

                     and

             Insurance Management Solutions Group, Inc.
             360 Central Avenue
             St. Petersburg, Florida  33701
             Attention:  C. Anthony Sexton, Esq.
             Telephone:  (813) 823-4000 extension 4894
             Telecopy:  (813) 823-6518


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      If to IMSG:

             Insurance Management Solutions Group, Inc.
             360 Central Avenue
             St. Petersburg, Florida 33701
             Attention: C. Anthony Sexton, Esq.
             Telephone: (813) 823-4000 extension 4894
             Telecopy: (813) 823-6518

or such other address or addresses as either party hereto shall have designated by notice in writing to the other party hereto.

      7. Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such agreement, article or certificate must be in writing and signed by all parties. No oral or unexecuted agreement, promise or undertaking will be effective to modify, amend or alter the terms of this Agreement in any manner whatsoever.

      8. Entire Agreement. This Agreement, its exhibits, schedules and annexes and the documents executed in connection herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty promise, inducement or statement of intention has been made by any party which as not embodied in this Agreement or such other documents; and no party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement or intention not embodied herein or therein.

      9. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of law principles. However, jurisdiction and venue for any action brought to enforce the terms or conditions of this Agreement shall be the domicile of the defendant or respondent in any such action.

      10. Attorneys' Fees. If any party to this Agreement should bring an action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorneys' fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorneys' fees were incurred.


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      11. Representation Acknowledged. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits, schedules or annexes hereto.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the day and year indicated below.

                                      GEOTRAC, INC.


                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------


                                      INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.


                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------


                                      ------------------------------------------
                                      DANIEL J. WHITE


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